                                                                    Exhibit 4(d)

                                [Face of Note]

CUSIP NO.

REGISTERED NO. FLRCI                         FACE AMOUNT
                                             $_______________

                            HELLER FINANCIAL, INC.

                          MEDIUM-TERM NOTE, SERIES J

                       (Floating Rate/Currency Indexed)

          If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this
Note is a global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPLETED UNDER THE APPROXIMATE METHOD BELOW) WILL BE COMPLETED, OR A REFERENCE FOR SUCH INFORMATION WILL BE PROVIDED, SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

     The following summary of terms is subject to the information set forth on the reverse hereof:

ISSUE PRICE:                  DENOMINATED CURRENCY:

ORIGINAL ISSUE DATE:          OPTION TO RECEIVE PAYMENTS IN
                              DENOMINATED CURRENCY:
STATED MATURITY DATE:         [ ] YES  [ ] NO

INDEXED CURRENCY:             OPTIONAL REDEMPTION:
                              [ ] YES  [ ] NO

BASE EXCHANGE RATE:           INITIAL REDEMPTION DATE:

DETERMINATION AGENT:          REDEMPTION PRICE:
                              Initially __% of Face Amount
AUTHORIZED DENOMINATIONS:     and declining by __%
                              of the Face Amount on each
BASE RATE:                    anniversary of the Initial
                              Redemption Date until the
                              Redemption Price is 100% of the
INITIAL INTEREST RATE:        Face Amount.

INDEX MATURITY:

SPREAD (PLUS OR MINUS):       DISCOUNT NOTE:  [ ] YES  [ ] NO

SPREAD MULTIPLIER:            TOTAL AMOUNT OF OID:

CALCULATION AGENT:            INITIAL ACCRUAL PERIOD OID:

ORIGINAL YIELD TO MATURITY:

MAXIMUM INTEREST RATE:        OPTION TO ELECT REPAYMENT:
                              [ ] YES  [ ] NO

MINIMUM INTEREST RATE:        OPTIONAL REPAYMENT DATES:

INTEREST RESET PERIOD:        OPTIONAL REPAYMENT PRICES:

INTEREST RESET DATES:         DEPOSITORY:

INTEREST PAYMENT PERIOD:      REPAYMENT PROVISIONS (If applicable):

INTEREST PAYMENT DATES:       RECOGNIZED FOREIGN EXCHANGE DEALERS:

INTEREST DETERMINATION DATE(S):

OTHER PROVISIONS:             REFERENCE DEALERS:

                              PAYING AGENT: State Street Bank and
                              Trust Company
                              Goodwin Square, 225 Asylum Street
                              Hartford, Connecticut 06103
                              (Attn:  Corporate Trust Window,
                                  Reference Heller Financial)

     HELLER FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ______________________ (the "Face Amount"), plus or minus an amount, determined as described in the immediately succeeding paragraph, on the Stated Maturity Date shown above, and to pay interest on the Face Amount from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date to which interest has been paid, as the case may be. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Stated Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Stated Maturity Date. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Base Rate specified above and the Spread, if any, or Spread Multiplier, if any, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. The first payment of interest on any Note originally issued between a regular record date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding regular record date to the registered owner on such regular record date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Except as provided below, the principal amount of this Note will be payable in the Denominated Currency specified above in an amount equal to the Face Amount hereof, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified above and the rate at which the Denominated Currency can be exchanged for the Indexed Currency specified above as determined on the second Exchange Rate Day (defined on the reverse hereof) prior to the Stated Maturity Date by the Determination Agent specified above, which determination shall be made in the manner described on the reverse hereof.

     If this Note is denominated in a Denominated Currency other than U.S. dollars, then the Holder may, by delivery of a written request to the Paying Agent (which shall initially be State Street Bank and Trust Company, at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103 or at such other address as it may designate as its office or agency in The City of New York) received by the Paying Agent on or prior to the applicable record date or at least 15 days prior to Maturity, as the case may be, elect to receive all such payments in the Denominated Currency. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than on or prior to the applicable record date or at least 15 days prior to Maturity, as the case may be. In addition, if bid quotations for U.S. dollars of the type specified on the reverse side hereof are not available, the Paying Agent will be unable to exchange the Denominated Currency for United States dollars and payments of principal and interest will be made in the Denominated Currency. If the Denominated Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

     Payments in U.S. dollars of interest on this Note (other than interest payable at Maturity or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the Securities Register on the applicable record date. Notwithstanding the foregoing, if the Holder holds U.S.$10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or is the Holder of the equivalent thereof in a Denominated Currency other than U.S. dollars), such Holder shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by the Holder to receive payments in a Denominated Currency other than U.S. dollars (by written request to the Paying Agent, as provided above), the Holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee in the Denominated Currency. Principal and any premium and interest payable at Maturity or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire instructions at the office of the Paying Agent.

     If the registered owner of this Note (as indicated above) is the Depository or a nominee of the Depository, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                 *     *     *

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an authorized officer.

Dated:

                                    HELLER FINANCIAL, INC.

                                    By:_________________________
                                    Its:________________________


                                    Attest:_____________________
                                    Its:________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities
of the series designated herein
and referred to in the within-
mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY,
 as Trustee and Authenticating Agent

By:
   ---------------------
     Authorized Officer

                               [Reverse of Note]

                            HELLER FINANCIAL, INC.

                          MEDIUM-TERM NOTE, SERIES J


     This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under a senior indenture, dated as of September 1, 1995, as amended (herein called the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof.

     Except as specified below, the principal of this Note will be payable by the Company in the Denominated Currency at the Stated Maturity Date in an amount equal to the Face Amount of this Note, plus or minus an amount determined by the Determination Agent by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day prior to the Stated Maturity Date of this Note (the "Determination Date") by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers (as hereinafter defined) in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of this Note multiplied by the Base Exchange Rate, with the Denominated Currency for settlement at the Stated Maturity Date (such rate of exchange, as so determined, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company, the Spot Rate shall be determined by the Determination Agent on the basis of the most recently available quotations from the Reference Dealers. The principal amount of this Note determined by the Determination Agent to be payable at the Stated Maturity Date will be payable to the Holder hereof in the manner set forth herein. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified by the Company on the date of issuance hereof or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. Unless otherwise specified above, the term "Exchange Rate Day" shall mean any day which is a Business Day in the City of New York and, (a) if the Denominated Currency or Indexed Currency is the Canadian dollar, in Toronto, Canada, (b) if the Denominated Currency or Indexed Currency is the Japanese yen, in Tokyo, Japan, (c) if the Denominated Currency or Indexed Currency is the pound sterling, in London, England, (d) if the Denominated Currency or Indexed Currency is the Australian dollar, in Melbourne, Australia,
(e) if the Denominated

Currency or the Indexed Currency is Euro, a day on which the Trans_European Real-Time Cross Settlement Express Transfer System is open in London, England, and/or (f) if the Denominated Currency or the Indexed Currency is any other currency or currency unit (other than the U.S. dollar), in the principal financial center of the country of such Denominated Currency or Indexed Currency.

     In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of this Note payable at the Stated Maturity Date shall be final and binding on the Company and the Holder of this Note.

     Unless otherwise specified on the face hereof, the formulae to be used by the Determination Agent to determine the principal amount of this Note payable at the Stated Maturity Date will be as follows:

     If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of this Note payable at the Stated Maturity Date shall equal:

     Face Amount + (Face Amount x Spot Rate - Base Exchange Rate
                                  ------------------------------
                                           Spot Rate          ).

     If the Base Exchange Rate exceeds the Spot Rate, the principal amount of this Note payable at the Stated Maturity Date (which shall, in no event, be less than zero) shall equal:

     Face Amount - (Face Amount x Base Exchange Rate - Spot Rate
                                  ------------------------------
                                           Spot Rate          ).

     Unless otherwise specified on the face hereof, on the basis of the aforesaid determinations by the Determination Agent and the formulae and limitations set forth above, (i) if the Base Exchange Rate equals the Spot Rate, then the principal amount of this Note payable at the Stated Maturity Date will be equal to the Face Amount hereof; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of this Note), then the principal amount so payable would be greater than (but no greater than twice) the Face Amount hereof; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of this Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount hereof; and
(iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of this Note will be payable at the Stated Maturity Date. Unless otherwise specified on the face hereof, in the event of any redemption or repayment of this Note prior to the Stated Maturity Date, the term "Stated Maturity Date" would refer to the redemption or repayment date.

     Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semiannually or annually as shown on the face hereof under "Interest Reset Period"; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date specified on the face hereof will be the Initial Interest Rate and (ii) the interest rate in effect hereon for the 10 days immediately prior to the Maturity hereof shall be that in effect on the 10th day preceding the Maturity hereof. Each such reset rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if the interest rate on this Note is to be reset daily, each Business Day; if the interest rate on this Note is to be reset weekly, Wednesday of each week, unless the Base Rate of this Note is the Treasury Rate, in which case the Interest Reset Date will be Tuesday of each week (except that if in any week an auction of Treasury bills falls on a Tuesday, the Interest Reset Date will be on Wednesday of that week); if the interest rate on this Note is to be reset monthly, the third Wednesday of each month; if the interest rate on this
Note is to be reset quarterly, the third Wednesday of March, June, September and December; if the interest rate on this Note is to be reset semiannually, the third Wednesday of each of two months specified on the face hereof; and if the interest rate on this Note is to be reset annually, the third Wednesday of the month specified on the face hereof. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

     Determination of Commercial Paper Rate.  If the Base Rate on this Note is
     --------------------------------------
the Commercial Paper Rate, the interest rate with respect to this Note shall equal the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date (as defined below) for commercial paper having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in the weekly stratistical release designated as H.15(519), or any successor publication, under the heading "Commercial Paper-Nonfinancial." If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the interest rate with respect to this Note shall equal the rate on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as such rate is published in the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper-Nonfinancial." If such rate is not published by 3:00 p.m., New York City time, on such Calculation Date, then the interest rate with respect to this Note shall equal the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Interest Determination Date, of three leading dealers of U.S. dollar commercial paper in The City of New York, selected by the Calculation Agent specified on the face hereof, for commercial paper having the Index Maturity shown on the face hereof placed for a nonfinancial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization. The interest rate with respect to this Note shall, in each of the above cases, be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon to which such Interest Determination Date relates shall be the interest rate in effect hereon on such Interest Determination Date.

     "Money Market Yield" shall be the yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

     Money Market Yield =       D  X  360   X 100
                           -----------------
                              360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of LIBOR.  If the Base Rate on this Note is LIBOR, the
     ----------------------
interest rate payable with respect to this Note (as determined by the Calculation Agent specified on the face hereof) will be determined in accordance with the following provisions:

          (i) With respect to an Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars, or other applicable LIBOR currency, having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the display on the Reuters Monitor Money Rates Service, any successor service on the page specified in the applicable Pricing Supplement or any other page as may replace that page on that service for the purpose of displaying the London interbank rates of major banks for U.S. dollars, or other applicable LIBOR currency ("Reuters Monitor Money Rates Service"), as of 11:00 a.m., London time, on that Interest Determination Date, (If the Reuters Monitor Money Rates Service, by its terms provides for only a single rate, then the single rate will be used.) ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars, or any other currency specified in the applicable Pricing Supplement as to which LIBOR will be calculated, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appears on the display on Bridge Telerate, Inc., any successor service on the page specified in the applicable Pricing Supplement or any other page as may replace that page on that service for the purpose of displaying the London interbank rates of major banks for U.S. dollars, or other applicable LIBOR currency ("Bridge Telerate"), as of 11:00 a.m., London time, on that Interest Determination Date ("LIBOR Telerate"). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

          (ii) If the applicable Pricing Supplement specifies LIBOR Reuters and less than two offered rates appear on the Reuters Monitor Money Rates Service, or the applicable Pricing Supplement specifies LIBOR Telerate or does not specify LIBOR Reuters as the method for calculating LIBOR and no rate appears on the display on Bridge Telerate as of 11:00 a.m., London time, on the that Interest Determination Date, then LIBOR on that Interest Determination Date shall equal the average of at least two quotations obtained from four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") for deposits in U.S. Dollars, or other applicable LIBOR currency, having the Index Maturity specified on the Face hereof commencing on the second London Banking Day immediately following that Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars, or other applicable LIBOR currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date, will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on that Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars, or other applicable LIBOR currency to leading European banks having the Index Maturity designated in the applicable Pricing Supplement that is representative for a single transaction in U.S. Dollars, or other applicable LIBOR currency in such market at such time. If the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be the rate of LIBOR in effect on such date. Unless otherwise specified in the applicable Pricing Supplement, principal financial center ("Principal Financial Center") shall mean the capital of the country issuing the applicable currency, except that with respect to: (a) U.S. dollars, the principal financial center means New York City; (b) Australian dollars, the principal financial center means Sydney and Melbourne; (c) Canadian dollars, the principal financial center means Toronto; (d) Deutsche marks, the principal financial center means Frankfurt; (e) Dutch guilders, the principal financial center means Amsterdam; (f) South African rand, the principal financial center means Johannesburg; and (g) Swiss francs, the principal financial center means Zurich.

          Determination of Treasury Rate.  If the Base Rate on this Note is the
          ------------------------------
Treasury Rate, the interest rate payable with respect to this Note shall equal the rate from the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as published under the heading "INVESTMENT RATE" on the display on Bridge Telerate on page 56, or any other page as may replace page 56 on that service, or page 57, or any other page as may replace page 57 on that service. If that rate is not published by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date, the interest rate payable with respect to this Note shall equal the bond equivalent yield of the rate for the Treasury bills having the Index Maturity specified on the face hereof as published in the daily update of H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction High." If that rate is not published by 3:00 p.m., New York City time, on such Calculation Date, then the interest rate payable with respect to this Note shall equal the bond equivalent yield of the auction rate of the Treasury bills having the Index Maturity specified on the face hereof announced by the U.S. Department of the Treasury. If the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not announced by 3:00 p.m., New York City time, on such Calculation Date or no such auction is held, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be the bond equivalent yield of the rate on that Interest Determination Date of Treasury bills having the Index Maturity specified on the face hereof published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If that rate is not published by 3:00 p.m., New York City time, on such Calculation Date, then the interest rate payable with respect to this Note shall equal the rate on such Interest Determination Date of the applicable Treasury bills as published in the daily update of H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If that rate is not published by 3:00 p.m., New York City time, on such Calculation Date, then the interest rate payable with respect to this Note shall equal the bond equivalent of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof. The interest rate with respect to this Note shall, in each of the above cases, be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by the multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate in effect hereon to which such Interest Determination Date relates shall be the Treasury Rate in effect hereon on such Interest Determination Date.

     Determination of Federal Funds Rate.  If the Base Rate on this Note is the
     -----------------------------------
Federal Funds Rate, the interest rate payable with respect to this Note shall equal the rate published in H.15(519) under the heading "Federal Funds (Effective)" on the Calculation Date pertaining to an Interest Determination Date or, if not so published by 3:00 p.m., New York City time, on such Calculation Date, the rate as published in the daily update of H.15(519) under the heading "Federal Funds/Effective Rate." If neither of such rates is published by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean on such Interest Determination Date calculated by the Calculation Agent of the rates for the last transaction of not less than $1,000,000 in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Agents under a Distribution Agreement dated as of the date hereof between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Banc Of America Securities LLC,

Barclays Capital Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Smith Barney Inc. and Warburg Dillon Read LLC) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

     Determination of Prime Rate.  If the Base Rate on this Note is the Prime
     ---------------------------
Rate, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service as such bank's prime rate or base lending rate as in effect on such Interest Determination Date. If fewer than four such rates appear on
--
the Reuters Screen USPRIME1 Page for such Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations, and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.

     The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

     The "Interest Determination Date" pertaining to an Interest Reset Date if this Note has as a Base Rate the Commercial Paper Rate, the Federal Funds Rate or the Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if this

Note has as a Base Rate the LIBOR Rate will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if this Note has as a Base Rate the Treasury Rate will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of this Note are auctioned, provided that if an auction of Treasury bills is held on a Friday instead of the following Monday or Tuesday because such Monday is a legal holiday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     The "Calculation Date", where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment or Stated Maturity Date (or earlier redemption or repayment).

     Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note. The Paying Agent and the Trustee will not be responsible for performing any of the functions of the Calculation Agent under this Note.

     Interest on this Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period") as specified on the face hereof.
Unless otherwise provided on the face hereof, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of a monthly Interest Payment Period, the third Wednesday of each month; in the case of a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of a semiannual Interest Payment Period, the third Wednesday of each of the two months specified on the face hereof; and in the case of an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof. If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. "Business Day" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City. However, if the Denominated Currency specified on the face hereof is a currency or currency unit other than U.S. dollars, that day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the applicable currency, and if the applicable currency is Euro, the day must also be a day in which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open in London. In addition, if the Base Rate on this Note is LIBOR, the day must also be a London Banking Day.

     Interest payments on each Interest Payment Date for this Note (except if the interest rate on this Note resets daily or weekly) will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date.

If the interest rate on this Note resets daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including, the regular record date immediately preceding the applicable Interest Payment Date, and at Maturity the interest payments will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Stated Maturity Date.

     Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Notes that have the Commercial Paper Rate, the LIBOR Rate, the Federal Funds Rate or the Prime Rate as a Base Rate, or by the actual number of days in the year in the case of Notes that have the Treasury Rate as a Base Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation specified on the face hereof and to any adjustment by a Spread or Spread Multiplier specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof and (b) the interest rate in effect for the ten calendar days immediately prior to Maturity will be that in effect on the tenth calendar day preceding Maturity.

     If the Denominated Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, payment of the principal of and interest on this Note shall be made in the coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, unless the registered holder of this Note on the relevant record date or at Maturity, as the case may be, has transmitted to the Paying Agent at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, or at such other address as it may designate as its office or agency in The City of New York, on or prior to such record date or the date 15 days prior to Maturity, as the case may be, such Holder's election to receive payment of the principal of and interest on this Note in such Denominated Currency. Such election may be in writing (mailed or hand delivered) or by facsimile transmission. Any such election made with respect to this Note by the Holder shall remain in effect with respect to any further payments of interest and principal, and premium, if any, with respect to this Note payable to such Holder, unless such election is revoked on or prior to the relevant record date or the date 15 days prior to Maturity, as the case may be. If the Denominated Currency for this Note is other than U.S. dollars, the Company will appoint an agent (initially State Street Bank and Trust Company) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph.

In the absence of manifest error, all determinations by the Exchange Rate Agent from time to time of currency exchange rates shall be final and binding on the Company and the Holder hereof. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company will notify the Holder of this Note, in accordance with the Indenture, of any change in the Paying Agent or its address.

     If the Denominated Currency shown on the face hereof is other than U.S. dollars and if the Holder has not made the election described in the immediately preceding paragraph, payment in respect of this Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Denominated Currency payable to all Holders of Notes denominated in such Denominated Currency who have elected to receive payment in U.S. dollars on such payment date. Except as otherwise provided below, if no such bid quotations are available, payments will be made in the Denominated Currency. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payment.

     If the Denominated Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, and such Denominated Currency is not available due to the imposition of exchange controls of other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the most recently available exchange rate. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default.

     All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the smallest whole unit of such currency or currency unit (with one-half the smallest whole unit being rounded upward).

     If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     If so specified on the face hereof, this Note will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, with the form below entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of this Note.

     This Note will not be subject to any sinking fund.

     Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity Date hereof in lieu of the principal amount due at the Stated Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, the transfer of this Note is registrable in the Securities Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such other office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar (which shall initially be State Street Bank and Trust Company, at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103 or at such address as it may designate as its office or agency in The City of New York) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Notes of this series are exchangeable for certificates representing a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     If this Note is a global Note (as specified on the face hereof), this Note is exchangeable for Notes in certificated registered form only if the Depository notifies the Company that it is unwilling or unable to continue as Depository for this global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered under the Exchange Act is not appointed by the Company within 90 days, provided that the definitive Notes so issued in exchange for this permanent global Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent global Note, or any portion hereof, only if such Notes in certificated registered form are requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     Except as otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     No recourse for the payment of the principal or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

                           OPTION TO ELECT REPAYMENT


     If you want to elect to have this Note repaid by the Company pursuant to the terms concerning repayment, if any, specified on the face hereof, check this box [ ]

                              $_________________

Optional Repayment Date:__________________

Date:__________________       Your signature:________________________________
                                               (Sign exactly as your
                                               name appears on the
                                               face of this Note)

Signature of Guarantee:________________________________

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - _______________        Custodian___________________
                             (Cust)                            (Minor)

                       Under Uniform Gifts to Minors Act
                   __________________________________________

                                   (State)

    Additional abbreviations may also be used though not in the above list.

                                    *  *  *

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
_______________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________
_______________________________
_______________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:______________________            _____________________________
                                        Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.